Exhibit 10.9

Form of Distribution Agreement

Contract Number:_____

Party A:

Address:

Party B:

Address:

After friendly negotiation between Party A and Party B, Party B is to grant Party A “____________”(hereinafter referred to as “the Program”) broadcast rights license. The details of the Program Broadcast Rights Licensing Agreement (hereinafter referred to as “Contract”) are as follows.

Article 1 Overview of the Program

1. The Program subject matter:_____, Producer_____, Screenwriter_____, Director_____, Host_____, Main actors/guests_____, etc.

2. The Program has been approved by the corresponding departments of the National Radio and Television Administration, and the Program (including but not limited to television dramas, cartoons, etc.) has received the “Publication License” of No._____. The total number of episodes is _____, and each episode is _____minutes.

Article 2 Scope, Duration and disposition of the broadcast rights

1. Scope of the broadcast rights: (√ in the ☐ to confirm)

☐ 1.Wireless, cable exclusive television broadcast rights within the province of (Except_____).

☐ 2. Sole Prime-Time First Round satellite broadcast rights.

☐ 3. (one of two) Sole Prime-Time First Round satellite broadcast rights.

☐ 4. Prime-Time 1.5 Round satellite broadcast rights.

☐ 5. Sole Prime-Time Second Round satellite broadcast rights.

☐ 6. Sole daytime First Round satellite broadcast rights.

☐ 7. Sole daytime Second Round satellite broadcast rights.

☐ 8. Sole nighttime (10PM) First Round satellite broadcast rights.

☐ 9. Sole nighttime (10PM) Second Round satellite broadcast rights.

☐ 10. (one of two) Sole Non-Prime-Time First Round satellite broadcast rights.

☐ 11. Exclusive China (Mainland) broadcast rights.

☐ 12. Sole First Round Satellite broadcast rights.

☐ 13. Grant (with no additional charge) information network dissemination right on party A’s own website (if there is any change, it shall be subject to Party A’s written notice).

☐ 14. Grant (with no additional charge) information network dissemination right to Party A’s IPTV.

☐ 15. Grant (with no additional charge) (After First Round and Second Round) satellite broadcast rights.

☐ 16. Others:_____.

2. License term: _____Years, from___ /___ /___ to ___ /___ /___(Year/Month/Day.)

(The available satellite broadcast time of First Round on [satellite station] is set on___ /___ /___.(Year/Month/Day)).

3. Broadcast Arrangements: When Party B grants Party A the exclusive broadcast right of the Program, Party B shall guarantee Party A to be the first TV broadcasting organization to run the Program in the licensed areas before other TV broadcasting organizations.

The time of First Run shall be decided by both parties. If Party B has not agreed or notified the broadcasting six months before the termination of the broadcast right purchased by Party A, [satellite station] can broadcast on its own.

4. Re-licensing of broadcast rights: Party A has the right to license a third party to broadcast the Program within the scope of this Contract.

Article 3 Payment of broadcast rights licensing fee

1. The broadcast rights licensing fee of the Program shall be paid at the rate of ¥(RMB)___ yuan per episode (part), totaling of the entire program ¥(RMB)___ yuan; the Program is paid by advertisement posting in ___ seconds per episode and time slot ___, totaling ___ seconds.

2. Party A shall pay Party B for tape fee, re-recording fee and mailing fee of the Program (hereinafter referred to as “three tape fee”), totaling ¥(RMB)___ yuan.

3. Party A shall pay Party B the total amount of above-mentioned items of ¥(RMB)___ yuan. ( Capital Letters:___ )

4. Party A shall pay Party B ___ % (¥(RMB)___ yuan) of the total amount of the Contract within ___ days from the date when Party A confirms that the master tape of the Program is free from any defects.

5. After the Program is broadcast, Party A will pay the final payment to Party B with the approval of both parties in accordance with the broadcast results.

6. When Party A receives the corresponding VAT invoices provided by Party B, Party A shall make payment according to the following account specified by Party B:

Account name:___

Bank of account:___

Account No:___

Article 4 Delivery of master tapes

1. Party B shall deliver to Party A the complete set of Program master tapes before ___ / ___ / ___ (Year/Month/Day), counting ___ boxes. If Party B is late in providing standard broadcast tapes, Party B shall compensate Party A with ___% of the total Contract amount per day.

2. The master tapes of the Program provided by Party B are in the form of ___, the production of master tapes shall comply with Party A’s TV broadcast technical quality standards and requirements.

In order to ensure Party A’s scheduling requirements, Party B undertakes that the duration of each episode of the TV Program (excluding the opening and closing credits) shall not be less than 41 minutes. Each tape shall have the Program name logo labeled on the front and side of the outer box and core. (labels shall include program title, total number of episodes, episode number, sound type, etc.)

3. If Party A finds that the master tapes provided by Party B have missing quantity, defective quality or other problems that do not conform to this Contract, Party B shall provide the missing tapes, substitute tapes or provide a new set of tapes that conform to the standards and requirements within 10 days after Party B is notified.

Party B shall provide the broadcast tapes that meet Party A’s broadcasting standards, if Party B’s tape is withdrawn twice, Party A shall have the right to deduct half of the Program’s three tape fee, if Party B’s tape is withdrawn three times or more (including three times), Party A shall have the right to deduct all of the Program’s three tape fee.

4. Party B agrees and guarantees that it has obtained the approval of the relevant copyright owners to allow Party A to make reasonable editing to the Program for broadcasting.

Article 5 Legitimacy Warranty

1. Party B is the production unit stated in the Program production license, or has obtained the irrevocable notarized authorization from the production unit or the copyright owner, Party B guarantees that it has the legal rights to license Party A to use the Program according to this Contract, and promises that Party A will not cause any third party to claim rights against Party A when exercising the rights under this Contract. If any dispute arises from the Program or other materials of the Program provided by Party B (including but not limited to brochures, stage photos, promotional footage, etc.), Party B shall bear full responsibility, and shall be liable to Party A for compensation if any loss is incurred as a result. The above relevant documents are attached to this Contract.

2. Party B guarantees that Party B legally has the rights to use and license all the elements of the Program (including but not limited to script, actors, director, camera, music, subtitles, art, costumes, make-up, etc.). All disputes between Party B and any third party during the production, promotion and broadcast of the Program shall be solely handled by Party B, and have nothing to do with Party A. Party B guarantees that the disputes will not affect the broadcast and use of the Program according to the Contract, otherwise, Party A has the right to terminate the contract and require Party B to bear the responsibility for breach of contract according to the agreement of Article 6 (2).

3. If any third party violates Party A’s rights under this Contract, Party B shall actively safeguard Party A’s lawful rights and interests according to Party A’s requests, otherwise Party B shall bear damages in accordance with ___ % of the total amount of the contract .

Article 6 Breach and Contract Termination

1. Party B has the right to terminate the contract if Party A has caused any of the following circumstances, and requires Party A to make compensation according to the law:

(1) Party A uses the Program beyond the scope of the contract license and fails to correct the situation after receiving written notice from Party B;

(2) Party A fails to raise a written objection to Party B’s breach of contract and refuses to pay fee for more than ___ days without any reason.

2. When Party B has one of the following circumstances, Party A has the right to terminate the contract, and Party B shall return the full amount of the payment that Party A has already paid, and at the same time, Party B shall pay damages according to ___% of the total amount:

(1) Party B is found to have no right to sign the contract or such right is incomplete;

(2) Party B grants the licensing rights agreed in the Contract to another party excluded from this contract;

(3) Party B fails to provide master tapes or licenses conforming to the Contract for more than 15 days;

(4) Party B fails to notify the satellite broadcast on time or affects Party A’s interests in satellite broadcast the Program due to Party B;

(5) Any other serious impact on Party A’s normal broadcast of the Program.

3. If the hosts, guests, lead actors, directors and other creators of the Program have violated the laws and regulations, Public Security Administration Punishment Law of the People’s Republic of China or seriously violated the social morality (including but not limited to drug abuse, solicitation, extramarital affairs, etc.) and the Program can not be aired normally, Party A has the right to unilaterally terminate the contract. Party B shall return the payment made by Party A within 10 working days from the date of receipt of Party A’s written notice.

4, Party B shall ensure the safety and confidentiality of the licensed Program media, if the Program is leaked before broadcast due to Party B’s reasons (including and not limited to Party B’s staff behavior), Party A has the right to request Party B to bear the corresponding losses.

5. If the contract cannot be performed or the purpose of the contract cannot be realized due to reasons unrelated to Party A and Party B, Party A has the right to terminate the contract, and Party B shall return the full amount of the payment made by Party A within 15 days from the date of receipt of the notice of termination of the contract.

Article 7 Attached Obligations

1. Party B shall provide Party A with the master tapes of the Program and at the same time provide the publicity materials of the Program (including but not limited to synopsis, episode descriptions, stage photos, brochures and related electronic files, etc.).

2. If Party A requests, Party B guarantees to organize no fewer than ___ creators of the Program (director, lead actor, lead actress, etc.) to go to no fewer than ___ city within the broadcasting area approved by Party A to participate in promotional activities for the Program.

3. If Party A requests Party B to organize the creators of the licensed Program (host, regular guests, director, male and female No.1 and No.2 lead actors, etc.) to participate in the promotional activities for the Program, Party B shall organize the creators to participate in accordance with the proposed schedule, provided that Party A notify Party B of the contents and schedule of the relevant promotional activities ___ working days in advance.

4. If Party B fails to fulfill any of the obligations attached to paragraphs 1, 2 and 3 above, Party B shall compensate Party A at 5% of the total amount of this contract.

Article 8 Duty of confidentiality

Both parties shall bear the duty of confidentiality with respect to the commercial secrets of the other party obtained in the course of the conclusion and performance of this contract, including but not limited to the information on the price, issuance and payment of the Program, and shall not disclose to any third party except for complying with the law or with the written consent of the other party.

Article 9 Other Agreements

1. Notices from either party to the other shall be given in writing. The notice can be delivered by hand or by registered mail or express mail. A notice delivered by hand shall be deemed to have been served on the day it is delivered; by registered mail or by express mail, it shall be deemed to have been served on the third day after it is sent. Delivery of the notice shall be based on the correspondence address recorded in this contract.

2、The contents not included in this contract can be separately signed in other relevant supplemental contracts, the supplemental contracts shall prevail if it is inconsistent with this contract.

3. If there is any disagreement regarding the this contract, the two sides shall approach with friendly discussions first, and shall reach the people’s court that has jurisdiction over the location of Party A if discussions are ineffective.

4、This contract shall enter into force after both parties sign and stamp the official seals or special contract seals, and shall be executed in one copy, with three copies for each part. (all copies shall have the same legal effects)

Article 10 Supplementary Provisions

The “broadcast rights” referred to in this contract include the broadcasting rights and screening rights stipulated in the Copyright Law.

Party A:

Correspondence address:

Authorized organization:

Authorized representative:

Contact telephone:

Postal Code: 310005

Party B: (seal)

Correspondence Address:

Authorized Representative:

Contact Telephone:

Postal Code:

Date of Signing: